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                                                                  EXHIBIT 23 (c)





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of Battle Mountain Gold Company's Registration Statements on Form S-3 (No. 33-51921), Form S-4 (No. 33-39903) and on Forms S-8
(Nos. 33-14605, 33-22146 and 33-47570) of our report dated January 17, 1992, on Empresa Minera Inti Raymi S.A. appearing on page 62 of Battle Mountain Gold Company's Form 10-K for the year ended December 31, 1993.


MORENO, MUNOZ Y CIA.

La Paz, Bolivia
March 21, 1994